                                                                     EXHIBIT 8.1
                       [LETTERHEAD OF BROWN & WOOD LLP]



                                 June 11, 1998

Impac Commercial Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

     Ladies and Gentlemen:

          You have requested our opinion concerning certain federal income tax consequences to Impac Commercial Holdings, Inc. (formerly Imperial Credit Commercial Holdings, Inc. and IMH Commercial Holdings, Inc.), a Maryland corporation (the "Company"), in connection with the issuance and sale of up to 3,450,000 shares of common stock, par value $0.01 per share, of the Company, registered under the Securities Act of 1933, as amended, pursuant to a Form S-11 Registration Statement (No. 333-52231) filed with the Securities and Exchange Commission on or about June 11, 1998 (the "Registration Statement").

     The opinions set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and interpretations of the foregoing by the Internal Revenue Service and the courts, all of which are subject to change either prospectively or retroactively.

     In rendering the following opinions, we have examined corporate documents and records as we have deemed advisable or necessary for purposes of rendering this opinion, including the following: (1) the Registration Statement; (2) the Charter of the Company; (3) the Bylaws; and (4) the monthly REIT Compliance Reports.

     In addition to such examination, our opinion is also premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the "Officer's Certificate").

     We have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company has been and will continue to be operated in the manner described in the Registration Statement. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinions set forth below, and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Commencing with the Company's taxable year ending December 31, 1997, and assuming that a timely election for REIT status is made, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to meet the requirements for qualification and taxation as a REIT.

     2. The discussion in the Registration Statement under the heading "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

     We express no opinion with respect to the transactions described in the Registration Statement, other than those set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company's making a timely election of REIT status and meeting, in its actual annual operations, the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping, and other requirements of the Code and the Treasury Regulations necessary for an entity to qualify as REIT. We will not review the Company's operations, and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

     In rendering the foregoing opinion, we express no opinion with respect to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or to advise you of any changes in the event that there is any change in legal authorities, facts, assumptions or documents upon which this opinion is based or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied upon in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "Federal Income Tax Considerations" and "Legal

Matters" in the Prospectus which is a part thereof. In giving such consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Brown & Wood LLP
                                        Brown & Wood LLP




                                       3